Exhibit 13.1

Certification by the Chief Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report of Reitar Logtech Holdings Limited (the “Company”) on Form 20-F for the year ended March 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kin Chung Chan, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 15, 2025

By:	/s/ Kin Chung Chan
Name:	Kin Chung Chan
Title:	Director, Chairman and Chief Executive Officer